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                                                                    EXHIBIT 4.1

                     SIXTH AMENDMENT TO QUANEX CORPORATION
                              REVOLVING CREDIT AND
                           LETTER OF CREDIT AGREEMENT


         This Sixth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Sixth Amendment") made as of June 30, 1995 ("Amendment Effective Date"), among Comerica Bank (successor-in-interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit), First Interstate Bank of Texas, N.A., Harris Trust and Savings Bank and NationsBank of Texas, N.A. (individually, "Bank" and collectively, "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent") and Quanex Corporation, a Delaware corporation ("Company").

                              W I T E N S S E T H:

         WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, as amended by a First Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated March 26, 1991, a Second Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated April 15, 1992, a Third Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of February 12, 1993, a Fourth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of April, 1, 1993, and a Fifth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of December 8, 1994 (the "Original Agreement"); and

         WHEREAS, the Company and the Banks desire to amend the Original Agreement as set forth below:

         NOW THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby agree as follows:

     1. Section 1.56 of the original Agreement is amended in its entirety to read as follows:

     "'Preferred  Stock'  shall  mean the  Cumulative  Convertible  Exchangeable
        Preferred Stock of the Company issued in 1988 and the Cumulative Convertible Exchangeable Preferred Stock of the Company issued in 1992."

     2. Section 1.71 of the Original Agreement is amended in its entirety to read as follows:


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     "'Subordinated  Debentures' shall mean the 9-1/8% Convertible  Subordinated
        Debentures of the Company due September 30, 2008, and the 6.88% Convertible Subordinated Debentures of the Company due June 30, 2007."

     3. The Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Sixth Amendment are within the Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Sixth Amendment will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of the Company set forth in Sections 8.1 through 8.16 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of the Company set forth in Section 8.17 of the Original Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Banks by the Company in accordance with Section 9.3 of the Original Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement has occurred and is continuing as of the date hereof.

     4. This Sixth Amendment shall be effective as of the Amendment Effective Date.

     5. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this Sixth Amendment.

     6. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

     7. This Sixth Amendment may be executed in counterparts, in accordance with
        Section 13.8 of the Original Agreement.

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IN WITNESS WHEREOF,  the Banks, the Agent and the Company have caused this Sixth
Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.


                                    COMPANY:

                                    QUANEX CORPORATION

                                    By  /s/ Wayne M. Rose
                                        -----------------
                                            Wayne M. Rose
                                            Vice President - Finance


                                     AGENT:

                                     COMERICA BANK (successor-in-interest
                                     by  reason    of    merger   to
                                     Manufacturers  Bank,  N.A.,
                                     formerly      known      as
                                     Manufacturers National Bank
                                     of Detroit), as Agent

                                     By  /s/ Bradley Terryn
                                         ------------------
                                     Title: Vice President
                                           ----------------


                                     BANKS:

                                     COMERICA BANK (successor-in-interest
                                     by reason    of    merger   to
                                     Manufacturers  Bank,  N.A.,
                                     formerly      known      as
                                     Manufacturers National Bank
                                     of Detroit), as Agent

                                     By  /s/ Bradley Terryn
                                         ------------------
                                     Title: Vice President
                                           ----------------


                                     FIRST INTERSTATE BANK OF TEXAS, N.A.

                                     By  /s/ Frank W. Schageman
                                         ----------------------
                                     Title: Vice President
                                           --------------------


                                      -3-
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                                     HARRIS TRUST AND SAVINGS BANK

                                     By  /s/ James H. Colley
                                         ----------------------
                                     Title: Vice President
                                           --------------------



                                     NATIONSBANK OF TEXAS, N.A.

                                     By  /s/ Richard L. Nichols, Jr.
                                         ----------------------
                                     Title: Vice President
                                           --------------------


The undersigned accept and agree to the Sixth Amendment to the Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, as amended, and ratify and confirm their respective obligations under the Guaranty Agreements executed and delivered to the Banks by the undersigned prior to the date of execution of such Sixth Amendment and agree that such Guaranty Agreements, as amended, continue to be in full force and effect.


                                     LASALLE STEEL COMPANY

                                     By  /s/ Wayne M. Rose
                                         -----------------
                                             Wayne M. Rose
                                             Vice President


                                     NICHOLS-HOMESHIELD, INC.

                                     By  /s/ Wayne M. Rose
                                         -----------------
                                             Wayne M. Rose
                                             Vice President


                                     MICHIGAN SEAMLESS TUBE COMPANY

                                     By  /s/ Wayne M. Rose
                                         -----------------
                                             Wayne M. Rose
                                             Vice President


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